Exhibit 99.3 Investor Presentation November 2024 helping humans heal.

Disclaimer & Cautionary Statements This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Such forward-looking statements include statements regarding: • Future sales, sales growth, profitability and Adjusted EBITDA margins; • Estimates of potential market size and demand for the Company’s current and future products; • Plans for expansion outside of the U.S.; • The effectiveness of amniotic tissue as a therapy for any particular indication or condition; • Expected spending on research and development, including to innovate and diversify our product portfolio; • Investments in data; • Expectations regarding the reimbursement environment for the Company’s products, including Medicare Spending; • Manner of LCD implementation; • Expectations regarding plans to reduce customer churn and enhancing customer relationships; • Expectations that HELIOGEN will be a meaningful contributor to our financial performance in 2025; • The stage of development of the placental-derived products market; • The Company’s long-term strategy and goals for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth and profitability 2

Disclaimer & Cautionary Statements Additional forward-looking statements may be identified by words such as believe, expect, may, plan, potential, will, preliminary, and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: • Future sales are uncertain and are affected by competition, access to customers, patient access to hospitals and healthcare providers, the reimbursement environment and many other factors; • The future market for the Company’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company’s products, market acceptance of the Company’s products, and adequate reimbursement for such therapies; • The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; and • The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward- looking statement. 3

A Pioneer and Leader in Healing Solutions for Wound & Surgical To be the leading global Helping Our Our provider of healing solutions Humans through relentless innovation Why Vision Heal to restore quality of life. Large, national placental New product innovations The most studied portfolio A key partner to healthcare donation network and leading to untapped of placental-based products professionals with industry opportunities for growth, with 50+ clinical & scientific proprietary tissue leading support services publications and over 300 processing. including an increasing and customer-focused million payer covered lives. footprint in the Surgical approach. market. 4

The Unmet Need for Wound Healing Solutions Is Large and Growing

>10 **million people** suffer from chronic, non-healing wounds in the U.S.[1]

Favorable Demographic Trends

- Aging population
- Smoking history
- Diabetes
- Obesity
- Heart & vascular disease

Chronic Wounds Burden Medicare Beneficiaries

~16% of the Medicare beneficiary population is impacted by chronic wounds—and this proportion is increasing.[1]

Ineffective Wound Management Leads to Poor Outcomes

It is estimated that up to **85% of amputations are avoidable** with a holistic multispecialty team approach that incorporates **innovative treatments** and adherence to treatment parameters.[2]

Advances Driving Improved Outcomes for Patients

When applied following parameters for use, patients treated with **EPIFIX®** experienced reductions in **major amputations** and **hospital utilization**.[2]

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1) Sen CK. Human Wound and Its Burden: Updated 2022 Compendium of Estimates. Adv Wound Care (New Rochelle). 2023;12(12):657-670.
2) Tettelbach WH, et al. Cost-effectiveness of dehydrated human amnion/chorion membrane allografts in lower extremity diabetic ulcer treatment. J Wound Care. 2022 Feb 1;31(Sup2):S10-S31.

MIMEDX

Increasing Awareness of Massive Potential for Placental Tissue Her Face Was Unrecognizable After an Explosion. A Placenta Restored It. “Research has found placenta-derived grafts can reduce pain and inflammation, heal burns, prevent the formation of scar tissue and adhesions around surgical sites and even restore vision. They’re also gaining popularity as a treatment for the widespread issue of chronic wounds.” “…Tending to such wounds can be a matter of life and death for the millions of people with them, including 10.5 million Medicare beneficiaries as of 2022…” “…The five-year mortality rate for people with one type, a diabetic foot ulcer, is close to 30 percent. That rate rises above 50 percent for those who require amputation.” 6

The Patient Journey in Wound Care MIMEDX products are available in all settings …and are used on a range of chronic and other where patients receive care… hard-to-heal wounds. Private Acute Wounds Office Wound Hospital Care Clinic Inpatient Mohs surgery Burn/Trauma Hospital Home Chronic Wounds Outpatient Health Diabetic Foot Ulcer Venous Leg Ulcer Assisted Mobile Living Health Complex/ Facility Dehisced Wounds …and other Nursing care Facility settings 7 Limb Salvage Dehiscence

Significant Opportunity to Drive Further Utilization in Surgical





Neuro
Mohs
Orthopedic
Spine
Gastrointestinal
OB/GYN
Vascular
Foot & Ankle



Cranioplasty Procedures with AMNIOFIX®

Clinical Outcomes with Conventional Methods[1]

- Average dissection time **~30 minutes**
- **Frequent fibrosis reported**
- Fibrosis has **increased complications**



Clinical Outcomes with AMNIOFIX[2]

- Average dissection time **< 3 minutes**
- **Minimal dural fibrosis** in 86% of patients
- **No intraoperative complications**



Colorectal Anastomoses Procedures with AMNIOFIX

Anastomotic Leak Rate with & without AMNIOFIX[3]



4%
p=0.0022
1.03%
Conventional Closure
Procedures with AMNIOFIX
Leak / N
80 / 2,000
4 / 390

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1) Lee B. MIMEDX interview with Bryan Lee, MD. October 4, 2023.
2) Endicott L, Ehresman J, Tettelbach W, Forsyth A, Lee B. Dehydrated human amnion/chorion membrane (DHACM) use in emergent craniectomies shows minimal dural adhesions. J Wound Care. 2023;32(10):634-640.
3) F. Raymond Ortega, MD, FACS; Dennis Choat, MD, FACS, FASCRS; Emery Minnard, MD; Jeffrey Cohen, MD. The American College of Surgeons Clinical Congress, Oct 22-26, 2017, San Diego, CA.

MIMEDX

Our Strategic Priorities • Continue momentum with new organic products in Wound & Surgical Innovate & Diversify Product Portfolio to • Consider additional inorganic additions to Maximize Growth our product offering • Drive further uptake of EPIFIX® in Japan • Increase our presence in targeted surgical Develop & Deploy settings with our portfolio Programs to Expand Footprint in Surgical • Invest in clinical data, partnering with KOLs • Execute on initiatives to increase customer Enhance Customer “stickiness” and reduce churn Intimacy helping humans heal. 9

Expanding Breadth of Skin Substitutes Leading Human-Derived Portfolio Emerging Xenograft Platform Best-in-Class Wound Product Portfolio Recently announced exclusive manufacturing and supply agreement with Regenity Biosciences. HELIOGEN builds on our goal to augment our growth through strategic portfolio expansion. Provides MIMEDX with a bovine-derived collagen matrix particulate product that is 510(k)-cleared and indicated for the management of exudating wounds and to control minor bleeding. Innovative Offering for Surgical Market 10

Worsening Medicare Spending Crisis Underscores Need for Overhaul

Medicare Allowed Charges[1] for skin substitutes have **exploded** since 2020…


$4
$3
$2
$1
$0
$ billions
6
5
4
3
2
1
0
Volume (millions)
$0.5B
$1.0B
$1.5B
$4.0B
2020
2021
2022
2023
Medicare Allowed Charges

…as have the number of skin substitutes on the Medicare ASP List[2], with a **significant number of products priced >$1,000/sq.cm**…


$4,000
$3,000
$2,000
$1,000
$-
Price / sq. cm.
Q Coded Skin Substitute Products

…resulting in run rate spend of **over $1 billion of spend PER MONTH** on products in the category

Average Price of Skin Substitutes on ASP List Has Increased More Than **Fivefold** Since Q1:22

LCDs[3] proposed in April 2024 would disallow coverage of ~180 products in the category

EPIFIX and EPICORD® are among the 15 covered products eligible for reimbursement in the proposal

Proposed LCDs Represent Needed First Step to Curb Abuses in Private Office & Associated Care Settings

1) The Moran Company. (2024). Volume and Total Payment by Skin Substitute Product, CY 2019-2023.
2) ASP List refers to the Medicare Part B ASP Drug Pricing Files and CMS refers to the Centers for Medicare and Medicaid Services, Data Source: ASP Pricing Files. Centers for Medicare & Medicaid Services. Accessed March 18, 2024. https://www.cms.gov/medicare/payment/all-fee-service-providers/medicare-part-b-drug-average-sales-price/asp-pricing-files
3) LCDs refer to "Local Coverage Determination"

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MIMEDX

Diversified Business by Product & Across Multiple Sites of Service Product Type Segment Commentary Led by best-in-class placental allograft, 34% Wound EPIFIX and our newest product innovation, EPIEFFECT® 66% Continuing to see expanding use cases for Surgical allografts and xenografts in a large and growing number of surgical settings Site of Service Segment Commentary Hospital Setting Stable reimbursement settings and 13% (Inpatient & growing with expanded use of products Outpatient) & in surgical applications Wound Care Clinics Medicare reimbursement evolving, 55% 32% Private Office resulting in opportunity for EPIFIX & EPICORD Derived from other sites of service, Other including federal facilities and international 12 *Sales mix based upon trailing twelve months net sales ending September 30, 2024

Q3:24 Highlights 1 GAAP Net Income Net Sales Gross Margin Adjusted EBITDA $8MM $84MM 82% $18MM +3% year-over-year 22% of net sales Lawmaker Engagement to Patient Stories Continued Market Cash Balance Drive Recently Featured Release of $89MM Reimbursement +$20MM vs. Q2:24 Reform 1) EBITDA, Adjusted EBITDA, related margins and Free Cash Flow are non-GAAP financial measures. See our Earnings Release for the quarter ended September 30, 2024 13 for a reconciliation to the nearest GAAP measure.

Management Team with Track Record of Success in MedTech Doug Rice Kim Moller Joe Capper John Harper, Ph.D. Butch Hulse Kate Surdez Matt Notarianni Ricci Whitlow Chief Financial Chief Commercial Chief Executive Chief Scientific Officer & Chief Administrative Chief Human Head of IR Chief Operating Officer Officer Officer SVP, R&D Officer & General Counsel Resource Officer Officer Prior Roles Include: 14

Conclusion Committed to Pioneer Expanding and leader presence in delivering above- in Advanced Wound & market growth Wound Care Surgical and profitability helping humans heal. 15